UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): August 22, 2011 (August 16, 2011)

Valeant Pharmaceuticals International, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-14956	98-0448205
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S Employer Identification No.)

7150 Mississauga Road,

Mississauga, Ontario,

Canada L5N 8M5

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (905) 286-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 16, 2011, Mr. Michael R. Van Every resigned as a director of Valeant Pharmaceuticals International, Inc. (the “Company”).  Mr. Van Every’s resignation was due to personal health reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.  At the time of his resignation, Mr. Van Every also served as a member of the Audit and Risk Committee of the Board of Directors of the Company.

On August 18, 2011, the Company issued a press release announcing the departure of Mr. Van Every.  The press release is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press Release of Valeant Pharmaceuticals International, Inc., dated August 18, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALEANT PHARMACEUTICALS INTERNATIONAL, INC.

Date: August 22, 2011	By:	/s/ Robert Chai-Onn
Robert Chai-Onn
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press release, dated August 18, 2011, issued by Valeant Pharmaceuticals International, Inc.